Exhibit 99.1

ReShape Lifesciences Announces $750,000 Registered Direct Offering

SAN CLEMENTE, CA– November 8, 2022 (GLOBE NEWSWIRE) – ReShape Lifesciences Inc. (Nasdaq: RSLS), the premier physician-led weight loss and metabolic health solutions company, today announced that it has entered into a securities purchase agreement with a single institutional investor for the purchase and sale in a registered direct offering of 2,884,615 shares of the Company’s common stock (or common stock equivalents in the form of pre-funded warrants) at a purchase price of $0.26 per share and 2,500 shares of series D mirroring preferred stock (“Series D Preferred Stock”) and, in a concurrent private placement, unregistered warrants to purchase up to an aggregate of 2,884,615 shares of common stock. Each share of Series D Preferred Stock has a stated value of $0.001 per share and will automatically terminate on the date that the Company effects a reverse stock split of the Company’s shares of common stock or, if later, the date the Company effects an increase in its authorized shares of common stock. The warrants have an exercise price of $0.30 per share, will become exercisable six months following the date of issuance and will expire five and one-half years following the date of issuance. The closing of the offering is expected to occur on or about November 9, 2022, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the exclusive placement agent for the offering.

The Company expects to call an annual meeting of stockholders for the approval of, among other things, a proposal to effect a reverse stock split of the Company’s common stock and a proposal to increase the authorized shares of common stock of the Company from 100 million to 300 million (the “Proposals”). The Series D Preferred Stock has voting rights on the Proposals equal to 30,000 votes per share of Series D Preferred Stock, provided that any votes cast by the Series D Preferred Stock with respect to the Proposals must be counted by the Company in the same proportion as the shares of common stock voted on the Proposals.

Total gross proceeds from the offering, before deducting the placement agent's fees and other estimated offering expenses, is expected to be approximately $750,000. The Company intends to use the net proceeds from this offering to continue its commercialization efforts, for clinical and product development activities and for other working capital and general corporate purposes.

The securities described above (excluding the warrants and the shares of common stock issuable thereunder) are being offered pursuant to a “shelf” registration statement on Form S-3 (333-259301), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 17, 2021. The offering is being made only by means of a prospectus supplement and a prospectus that form a part of the registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered in the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, or by telephone at (212) 895-3745.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

The Company also has agreed that certain existing warrants to purchase up to an aggregate of 5,348,106 shares of common stock of the Company that were previously issued to the investor, with an exercise price of $0.6665 per share and expiration dates of June 2026 and December 2029, will be amended effective upon the closing of the registered direct offering so that the amended warrants will have a reduced exercise price of $0.30 per share, will not be exercisable until six months following the closing of the registered direct offering and, with respect to the warrants with an expiration date of June 2026, will expire five and one-half years following the closing of the registered direct offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Additional information regarding the securities described above and the terms of the offering will be included in a Current Report on Form 8-K to be filed with the SEC.

About ReShape Lifesciences Inc.

ReShape Lifesciences™ is America's premier weight loss and metabolic health-solutions company, offering an integrated portfolio of proven products and services that manage and treat obesity and metabolic disease. The FDA-approved Lap-Band® Program provides minimally invasive, long-term treatment of obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. Reshapecare™ is a virtual weight-management program that supports lifestyle changes for all weight loss patients led by board-certified health coaches to help them keep the weight off over time. The recently launched ReShape Marketplace™ is an online collection of quality wellness products curated for all consumers to help them achieve their health goals. The investigational Diabetes Bloc-Stim Neuromodulation™ (DBSN™) system utilizes a proprietary vagus nerve block and stimulation technology platform for the treatment of Type 2 diabetes and metabolic disorders. The Obalon® balloon technology is a non-surgical, swallowable, gas-filled intra-gastric balloon that is designed to provide long-lasting weight loss. The ReShape Vest™ System is an investigational minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight loss surgery. It helps enable rapid weight loss in persons with obesity without permanently changing patient anatomy.

Forward-Looking Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those discussed due to known and unknown risks, uncertainties, and other factors. These forward-looking statements generally can be identified by the use of words such as "expect," "plan," "anticipate," "could," "may," "intend," "will," "continue," "future," other words of similar meaning and the use of future dates. These forward-looking statements and factors that may cause such differences include the satisfaction of customary closing conditions related to the offering and the expected timing of the closing of the offering. These and additional risks and uncertainties are described more fully in the company’s filings with the Securities and Exchange Commission, including those factors identified as “risk factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

CONTACTS

ReShape Lifesciences Investor Contact:

Thomas Stankovich

Chief Financial Officer

949-276-6042

ir@ReShapeLifesci.com

Investor Relations Contact:

Rx Communications Group

Michael Miller

917-633-6086

mmiller@rxir.com